                                                                    EXHIBIT 10.4
                                                                  CONFORMED COPY

                                LOCK-UP AGREEMENT

                                October 20, 2005

Tremisis Energy Acquisition Corporation
1775 Broadway, Suite 604
New York, New York 10019
Attention:  Lawrence S. Coben, Chairman and CEO

Re: Securities Issued in Merger with RAM Energy, Inc.

Ladies and Gentlemen:

     In connection with the Agreement and Plan of Merger dated October 20, 2005 by and among Tremisis Energy Acquisition Corporation (the "Corporation"), RAM
Energy Acquisition, Inc., RAM Energy, Inc. and certain Stockholders of RAM
Energy, Inc. (the "Merger Agreement"), to induce the Corporation to enter into the Merger Agreement and consummate the Merger (as defined in the Merger
Agreement), the undersigned agrees to neither directly nor indirectly:

     (1)  sell or offer or contract to sell or offer, grant any option or warrant for the sale of, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of (all being referred to as a
          "Transfer") any legal or beneficial interest in any shares of stock,
          $.0001 par value, of the Corporation ("Parent Common Stock")
          receivable solely as a result of the Merger at the time of Closing of the Merger (the "Restricted Securities"), or

     (2)  enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any of the Restricted Securities, whether such swap transaction is to be settled by delivery of any Restricted
          Securities or other securities of any person, in cash or otherwise,

during the "Restricted Period" (as hereinafter defined). As used herein,
"Restricted Period" means the period commencing on the Closing Date (as defined in the Merger Agreement) and ending the first anniversary of the Closing Date, provided, that the Restricted Period shall terminate six months after the
Closing Date with respect to 50% of the Restricted Securities. Notwithstanding the foregoing, the Restricted Period shall terminate with respect to any and all
Restricted Securities that are registered pursuant to Section 2.2 of the
Registration Rights Agreement (as defined in the Merger Agreement) on the date that the registration statement filed with respect thereto is declared effective by the Securities and Exchange Commission.

     It is understood that the shares of Parent Common Stock owned by the undersigned and held in escrow pursuant to that certain Escrow Agreement (as defined in the Merger Agreement) to the Merger Agreement shall be considered part of the "Restricted Securities" and shall, for purposes of calculating the number of Restricted Securities the undersigned is entitled to Transfer hereunder, be entirely included in that portion of the Restricted Securities that remain subject to the restrictions of this Agreement.

     Notwithstanding the foregoing limitations, this Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted Securities, either during the undersigned's lifetime or on the undersigned's death, by gift, will or intestate succession, or by judicial decree, to the undersigned's "family members" or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned's "family members"; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted
Securities to the former ownership, there shall be no further Transfer of the
Restricted Securities except in accordance with this Lock-Up Agreement. For purposes of this sub-paragraph, "family member" shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor's spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this
Lock-Up Agreement will not prevent any Transfer of any or all of the Restricted
Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the Transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Restricted
Securities subject to the provisions of this Lock-Up Agreement, and other than to return the Restricted Securities to the former ownership, there shall be no further Transfer of the Restricted Securities in accordance with this Lock-Up
Agreement.

     Any of the Restricted Securities subject to this Lock-Up Agreement may be released in whole or part from the terms hereof upon the approval of the board of directors of the Corporation and the Committee referred to in the Merger
Agreement.

     The undersigned hereby authorizes the Corporation's transfer agent to apply to any certificates representing Restricted Securities issued to the undersigned the appropriate legend to reflect the existence and general terms of this
Lock-up Agreement.

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     This Lock-up Agreement will be legally binding on the undersigned and on the undersigned's heirs, successors, executors, administrators, conservators and permitted assigns, and is executed as an instrument governed by the laws of the
State of Delaware.

                                      Very truly yours,

                                      Danish Knights, A Limited Partnership
                                      a Texas limited partnership

                                      By: Dannebrog Corporation, General Partner

                                      By: s/ Britani Talley Bowman
                                          ------------------------
                                          Britani Talley Bowman, President

                                      s/ Larry E. Lee
                                      ---------------
                                      Larry E. Lee

                                      s/ C. David Stinson
                                      -------------------
                                      C. David Stinson

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